Exhibit 1.1
Corebridge Financial, Inc.
$750,000,000 5.900% Senior Notes due 2036
Underwriting Agreement
August 17, 2026

BofA Securities, Inc.
BNP Paribas Securities Corp.
Citigroup Global Markets Inc.
J.P. Morgan Securities LLC
RBC Capital Markets, LLC
Wells Fargo Securities, LLC

As representatives of the several Underwriters
named in Schedule I hereto

c/o BofA Securities, Inc.
One Bryant Park
New York, New York 10036

c/o BNP Paribas Securities Corp.
787 Seventh Avenue
New York, New York 10019

c/o Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013

c/o J.P. Morgan Securities LLC
270 Park Avenue
New York, New York 10017

c/o RBC Capital Markets, LLC
Brookfield Place
200 Vesey Street, 8th Floor
New York, New York 10281

c/o Wells Fargo Securities, LLC
550 South Tryon Street, 5th Floor
Charlotte, North Carolina 28202
Ladies and Gentlemen:
Corebridge Financial, Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated in this underwriting agreement (the “Agreement”), to issue and sell to the firms named in Schedule I hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”), $750,000,000 principal amount of its 5.900% Senior Notes due 2036 (the “Securities”). The Securities will be issued pursuant to an Indenture dated as of April 5, 2022 (the “Base Indenture”), between the Company and The Bank of New York Mellon, N.A., as trustee (the “Trustee”), as supplemented by the Ninth Supplemental Indenture, to be dated as of August 20, 2026 (the “Ninth Supplemental Indenture” and, together with the Base Indenture, the “Indenture”).
On March 26, 2026, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among the Company, Equitable Holdings, Inc., a Delaware corporation (“Equitable”), Mountain Holding, Inc., a newly formed Delaware corporation and wholly-owned subsidiary of the Company (“New Equitable”), Palisade Holding, Inc., a newly formed Delaware corporation and a wholly-owned subsidiary of New Equitable (“Corebridge Merger Sub”), and Marcy Holding, Inc., a newly formed Delaware corporation and a wholly-owned subsidiary of New Equitable (“Equitable Merger Sub”). The Company and Equitable have agreed, subject to the terms and conditions of the Merger Agreement, to effect an all-stock merger transaction to combine their respective businesses by: (a) Corebridge Merger Sub merging with and into the Company, with the Company surviving such merger as a wholly-owned subsidiary of New Equitable (the “Corebridge Merger”), (b) immediately following the consummation of the Corebridge Merger, Equitable Merger Sub merging with and into Equitable, with Equitable surviving such merger as a wholly-owned subsidiary of New Equitable (the “Equitable Merger” and, together with the Corebridge Merger, the “Proposed Transaction”), and (c) as of the closing of the Proposed Transaction, changing the name of New Equitable to “Equitable Holdings, Inc.”
In connection with the sale of the Securities, the Company has prepared and delivered to the Underwriters a term sheet dated August 17, 2026 (the “Term Sheet”) substantially in the form attached hereto as Annex A to Schedule II hereto for use by the Underwriters in connection with their solicitation of offers to purchase the Securities. The Company hereby confirms that it has authorized the use of the Term Sheet in connection with the offering of the Securities by the Underwriters in the manner contemplated by this Agreement.
1.(a)    The Company represents and warrants to, and agrees with, each of the Underwriters that:
(i)    The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Act”) an automatic shelf registration statement on Form S–3 (File No. 333-275890) covering the registration of the Securities and the offer and sale thereof from time to time in accordance with Rule 415 under the Act that became effective upon filing with the Commission in accordance with Rule 462(e) under the Act (such registration statement, as amended to the date of this Agreement, including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a)(i) hereof and deemed by virtue of Rule 430B under the Act to be part of the Registration Statement at the time it was declared effective but excluding any Statement of Eligibility (Form T-1) under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), is hereinafter collectively called the “Registration Statement”); other than an “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Securities (an “Issuer Free Writing Prospectus”), if any, no other document with respect to the Registration Statement has been filed with the Commission; no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto, if any, has been issued and no proceeding for that purpose or pursuant to Section 8A under the Act has been initiated or, to the Company’s knowledge, threatened by the Commission; and the Company is a well-known seasoned issuer (as defined in Rule 405 under the Act) eligible to use the Registration Statement as an automatic shelf registration statement and the Company has not received notice that the Commission objects to the Company’s use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act (any preliminary prospectus, including any preliminary prospectus supplement, included in the Registration Statement or filed with the Commission pursuant to Rule 424(b) under the Act is hereinafter called a “Preliminary Prospectus”; the Preliminary Prospectus relating to the Securities that was filed prior to the Applicable Time (as defined in Section 1(a)(iii) hereof) and omitted information pursuant to Rule 430B under the Act (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Act) is hereinafter called the “Pricing Prospectus”; such final prospectus, in the form first filed pursuant to Rule 424(b) under the Act (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 of the Act), is hereinafter called the “Prospectus”); and any reference in this Agreement to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the effective date of the Registration Statement or the date of such Preliminary Prospectus or the Prospectus, as the case may be; and any reference to “amend”, “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) that are deemed to be incorporated by reference therein);
(ii)    No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the Trust Indenture Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any information furnished in writing to the Company by the Underwriters directly or through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 9(b) hereof;

(iii)    For the purposes of this Agreement, the “Applicable Time” is 3:20 p.m. (New York City time) on the date hereof; the Pricing Prospectus, as supplemented by the Term Sheet, Issuer Free Writing Prospectuses, if any, and other information listed on Schedule II(b) hereto, taken together (collectively, the “Pricing Disclosure Package”) as of the Applicable Time, did not, and as of the Time of Delivery (as defined herein) will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; each Issuer Free Writing Prospectus listed on Schedule II(a) hereto does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus; and each such Issuer Free Writing Prospectus listed on Schedule II(a) hereto, in each case as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not, and as of the Time of Delivery will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to information furnished in writing to the Company by any Underwriter directly or through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 9(b) hereof;
(iv)    Other than the Registration Statement, the Preliminary Prospectus and the Prospectus, the Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any Issuer Free Writing Prospectus other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Act or Rule 134 under the Act or (ii) the documents listed on Schedule II(a) hereto, each electronic road show and any other written communications approved in writing in advance by the Representatives. Each such Issuer Free Writing Prospectus complies in all material respects with the Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Act (to the extent required thereby) and does not conflict with the information contained in the Registration Statement or the Pricing Disclosure Package, and, when taken together with the Preliminary Prospectus filed prior to the first use of such Issuer Free Writing Prospectus, did not, and as of the Time of Delivery will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any information relating to any Underwriter furnished to the Company in writing by such Underwriter directly or through the Representatives expressly for use in such Issuer Free Writing Prospectus or Preliminary Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 9(b) hereof;
(v)    The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the Trust Indenture Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement and any amendment thereto and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, and as of the Time of Delivery, as applicable, contain an untrue statement of a material fact or, in the case of the Registration Statement and any amendment thereto, omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or, in the case of the Prospectus or any amendment or supplement thereto, omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any information furnished in writing to the Company by any Underwriter directly or through the Representatives expressly for use in the Prospectus or any amendment or supplement thereto, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 9(b) hereof;
(vi)    The documents incorporated by reference in the Registration Statement, the Prospectus and the Pricing Disclosure Package, when they were filed with the Commission conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;
(vii)    The Company and each of its Significant Subsidiaries (as defined in Rule 1-02(w) of Regulation S-X of the Act) have been duly incorporated or organized and are validly existing corporations or other entities in good standing under the laws of their respective jurisdictions of incorporation or organization (to the extent the concept of good standing is applicable in the relevant jurisdiction) and have full power and authority to own or lease their respective properties and to conduct their respective businesses as described in the Pricing Prospectus, except, in the case of any Significant Subsidiary, where the failure to be so duly incorporated or organized, validly existing, in good standing or to be so qualified or to have such power or authority would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect (as defined in Section 1(a)(xiv) below);
(viii)    The Company has an authorized capitalization as set forth in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus under the heading “Capitalization”; and all the outstanding shares of capital stock of each Significant Subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of any material lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party;
(ix)    Since the respective dates as of which information is given or incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus, there has not been (A) any material change in the capital stock or the consolidated long-term debt of the Company and its subsidiaries, (B) any material adverse change, in or affecting the business, management, financial position, shareholders’ equity or results of operations of the Company and its consolidated subsidiaries considered as an entirety, in each case, otherwise than as set forth or contemplated in such Prospectus as amended or supplemented prior to the Applicable Time (any such change described in this subsection (B) is referred to as a “Material Adverse Change”), or (C) any development involving a prospective Material Adverse Change;
(x)    The Company has full right, power and authority to execute and deliver this Agreement, the Indenture, and the Securities and to perform its obligations hereunder; all action required to be taken for the due and proper authorization, execution and delivery by it of this Agreement and the consummation by it of the transactions contemplated hereby has been duly and validly taken;
(xi)    This Agreement has been duly authorized, executed and delivered by the Company;
(xii)    The Indenture has been duly authorized by the Company and as of the Time of Delivery will be duly executed and delivered by the Company and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Company enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability (collectively, the “Enforceability Exceptions”); and as of the Time of Delivery the Indenture will conform in all material respects to the applicable requirements of the Trust Indenture Act;
(xiii)    The Securities have been duly authorized and, when issued and delivered pursuant to this Agreement, the Securities will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, and entitled to the benefits provided by the Indenture, subject, in each case, to the Enforceability Exceptions; as at the Time of Delivery, the Indenture will have been duly authorized, executed and delivered by the Company, and will constitute a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions; and the Indenture will conform, and the Securities will conform, in all material respects to the descriptions thereof contained in the Pricing Disclosure Package and the Prospectus;
(xiv)    The offering of the Securities and the compliance by the Company with all of the provisions of the Indenture and this Agreement, and the consummation of the transactions herein and therein contemplated, will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which the Company or any Significant Subsidiary is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, or result in any violation of any statute or any order, rule or regulation of any court or other governmental agency or body having jurisdiction over the Company or any of its properties, except, in each case, for such conflicts, breaches, defaults and violations that would not reasonably be expected to have a material adverse effect on the business, management, financial position, shareholders’ equity or results of operations of the Company and its subsidiaries considered as an entirety (a “Material Adverse Effect”) or affect the validity of the Securities, nor will such action result in any violation of the provisions of the Amended and Restated Certificate of Incorporation or the Amended and Restated By-laws of the Company; and no consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body (including insurance regulatory authorities), is required by the Company for the issue and sale of the Securities or the consummation by the Company of the transactions contemplated by this Agreement or the Indenture, except such consents, approvals, authorizations, orders, registrations or qualifications the failure to obtain or make would not reasonably be expected to have a Material Adverse Effect or affect the validity of the Securities, and such consents, approvals, authorizations, orders, registrations or qualifications as have been obtained under the Act or state insurance law and such consents, approvals, authorizations, orders, registrations or qualifications as may be required by the Financial Industry Regulatory Authority (“FINRA”) and as may be required under state securities or blue sky laws in connection with the purchase and distribution of the Securities by the Underwriters;
(xv)    (a) The consolidated historical financial statements (including the related notes thereto) and schedules of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus present fairly, in all material respects, the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply in all material respects, with the applicable accounting requirements of the Act and the Exchange Act, and have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved (except for any normal year-end adjustments, the adoption of new accounting principles, and as otherwise noted therein); the other financial information included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus has been derived from the accounting records of the Company and its consolidated subsidiaries and presents fairly in all material respects the information shown thereby; all disclosures included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Act, to the extent applicable; and the pro forma financial information and the related notes thereto included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus have been prepared in accordance with the applicable requirements of the Act and the assumptions underlying such pro forma financial information with respect to the Company are reasonable and are set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus; and
(b) To the Company’s knowledge, the consolidated historical financial statements (including the related notes thereto) and schedules of Equitable and its consolidated subsidiaries included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus present fairly, in all material respects, the financial condition, results of operations and cash flows of Equitable as of the dates and for the periods indicated, comply in all material respects, with the applicable accounting requirements of the Act and the Exchange Act, and have been prepared in conformity with GAAP applied on a consistent basis throughout the periods involved (except for any normal year-end adjustments, the adoption of new accounting principles, and as otherwise noted therein); the other financial information included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus has been derived from the accounting records of Equitable and its consolidated subsidiaries and presents fairly in all material respects the information shown thereby; all disclosures included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Act, to the extent applicable; and the pro forma financial information and the related notes thereto included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus have been prepared in accordance with the applicable requirements of the Act and the assumptions underlying such pro forma financial information with respect to Equitable are reasonable and are set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus;
(xvi)    The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. The Company maintains internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Prospectus and the Pricing Disclosure Package fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto. Except as otherwise noted in the Registration Statement, any Preliminary Prospectus and the Prospectus, the Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting. The Audit Committee of the board of directors of the Company has been advised of: (i) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which have adversely affected or are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting (it being understood that this subsection shall not require the Company to comply with Section 404 of the Sarbanes-Oxley Act of 2002 as of an earlier date than it would otherwise be required to so comply under applicable law);

(xvii)    The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto;
(xviii)    Except as otherwise noted in the Registration Statement, any Preliminary Prospectus and the Prospectus, since the date of the latest audited financial statements included or incorporated by reference in the Prospectus as amended or supplemented, there had been no change in the Company’s internal control over financial reporting that had materially affected, or was reasonably likely to materially affect, the Company’s internal control over financial reporting as of the date hereof;
(xix)    The Company and its subsidiaries maintain an effective system of “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time frame specified within the Commission’s rules and forms, including controls and procedures designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities as appropriate to allow timely decisions regarding disclosure; such disclosure controls and procedures were effective at a reasonable assurance level; and the Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act;
(xx)    (a) PricewaterhouseCoopers LLP, who has audited the annual financial statements and schedules of the Company and its consolidated subsidiaries and delivered its report with respect to the audited financial statements and schedules included and incorporated by reference in the Registration Statement, any Preliminary Prospectus and the Prospectus, is an independent registered public accounting firm with respect to the Company within the meaning of the Act and the Exchange Act; and (b) to the Company’s knowledge, PricewaterhouseCoopers LLP, who has audited the annual financial statements and schedules of Equitable and its consolidated subsidiaries and delivered its report with respect to the audited financial statements and schedules included and incorporated by reference in the Registration Statement, any Preliminary Prospectus and the Prospectus, is an independent registered public accounting firm with respect to Equitable within the meaning of the Act and the Exchange Act;
(xxi)    The Company and its subsidiaries have good and marketable title in fee simple to, or have valid rights to lease or otherwise use, all items of real and personal property that are material to the respective businesses of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries or (ii) could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect;

(xxii)    Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect (i) the Company and its subsidiaries own or have the right to use all patents, trademark registrations, service mark registrations, domain names, copyright registrations, know-how, trade secrets, systems, procedures, proprietary or confidential information of the Company and its subsidiaries (collectively, “Intellectual Property”) used in the conduct of their respective businesses; (ii) to the knowledge of the Company, the Company’s and its subsidiaries’ conduct of their respective businesses does not infringe, misappropriate or otherwise violate any Intellectual Property of any person; (iii) the Company and its subsidiaries have not received any written notice of any material third-party claim relating to Intellectual Property; and (iv) to the knowledge of the Company, the Intellectual Property of the Company and its subsidiaries is not being infringed, misappropriated or otherwise violated by any person in any material respect;
(xxiii)    Neither the Company nor any of its subsidiaries, directors, officers or employees, nor, to the knowledge of the Company, any agent, affiliate or representative under the Company’s control (a “Controlled Affiliate”) is currently the subject or the target of any sanctions administered or enforced by the U.S. government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union or any of its member states or His Majesty’s Treasury of the United Kingdom or other relevant sanctions authority with jurisdiction over the Company (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject or target of comprehensive Sanctions, including as of the date hereof, without limitation, Cuba, Iran, North Korea, Syria (before July 1, 2025) and the regions of Ukraine consisting of Crimea, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic and the non-government controlled areas of Kherson and Zaporizhzhia (each, a “Sanctioned Territory”);
(xxiv)    Neither the Company nor any of its subsidiaries, nor any director, officer or employee of the Company or any of its subsidiaries, nor, to the knowledge of the Company, any agent or Controlled Affiliate acting on behalf of the Company or any of its subsidiaries or Controlled Affiliates has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; or (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom or any other applicable anti-bribery or anti-corruption law or regulation. The Company and its subsidiaries have instituted, maintain and enforce, and will continue to maintain and enforce policies and procedures reasonably designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws;

(xxv)    The operations of the Company and its subsidiaries are in material compliance with applicable financial recordkeeping and reporting requirements and the applicable money laundering statutes of all jurisdictions where the Company or any of its subsidiaries conducts business, including, to the extent applicable to the Company, (i) those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, and (ii) the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened;
(xxvi)    The Company and its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and its subsidiaries as currently conducted, free and clear, to the best of the Company’s knowledge, of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. The Company and its subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with their businesses. The Company and its subsidiaries are presently in material compliance with all applicable laws or statutes and all applicable judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority relating to the privacy and security of Personal Data;
(xxvii)     The Company and its subsidiaries have insurance covering such losses and risks as in the Company’s and its subsidiaries’ reasonable determination is necessary and adequate for the conduct of their respective businesses and the value of their respective properties; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business;
(xxviii)    The Company and its Significant Subsidiaries possess all licenses, sub-licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties, the conduct of their respective businesses, or the sale of the Securities as described in the Registration Statement, any Preliminary Prospectus and the Prospectus, except where the failure to possess or make the same would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and except as described in the Registration Statement, any Preliminary Prospectus and the Prospectus, neither the Company nor any of its Significant Subsidiaries has received notice of any revocation or modification of any such license, sub-

license, certificate, permit or authorization or has any reason to believe that any such license, sub-license, certificate, permit or authorization will not be renewed in the ordinary course, in each case, except where the failure to possess the same or the modification to the same would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect;
(xxix)     Each of the Company’s subsidiaries that is required to be organized or licensed as an insurance company (each, an “Insurance Subsidiary”) is licensed as an insurance or reinsurance company in its jurisdiction of organization and is duly licensed or authorized as an insurer or reinsurer in each jurisdiction outside its jurisdiction of organization where it is required to be so licensed or authorized to conduct its business as described in the Registration Statement, the Pricing Prospectus and the Prospectus, except in each case where the failure to be so licensed or authorized would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each Insurance Subsidiary has made all required filings under applicable insurance and reinsurance statutes in each jurisdiction where such filings are required, except in each case where the failure to do so would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each Insurance Subsidiary has all other necessary authorizations, approvals, orders, consents, certificates, permits, registrations and qualifications (“Authorizations”) of and from all insurance and reinsurance regulatory authorities necessary to conduct its existing business as described in the Registration Statement, the Pricing Prospectus and the Prospectus, except where the failure to have such Authorizations would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as otherwise described in the Registration Statement, the Pricing Prospectus and the Prospectus, no insurance or reinsurance regulatory authority having jurisdiction over an Insurance Subsidiary has issued any order or decree impairing, restricting or prohibiting (i) the payment of dividends by such Insurance Subsidiary, other than those restrictions applicable to insurance or reinsurance companies under such jurisdiction generally, or (ii) the continuation of the business of such Insurance Subsidiary in all respects as presently conducted, except in the case of this subsection (ii), where such orders or decrees would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;
(xxx)    Each Insurance Subsidiary is in compliance with and conducts its businesses in conformity with all applicable insurance laws and regulations of its respective jurisdiction of incorporation and the insurance laws and regulations of other jurisdictions that are applicable to it, in each case with such non-compliance as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;
(xxxi)    Except as described in the Registration Statement, the Pricing Prospectus and the Prospectus or as prohibited by law, no Significant Subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such Significant Subsidiary’s capital stock or similar ownership interest, from repaying to the Company any loans or advances to such Significant Subsidiary from the Company or from transferring any of such Significant Subsidiary’s properties or assets to the Company or any other Significant Subsidiary of the Company;

(xxxii)     Neither the Company nor any of its Significant Subsidiaries is in violation of or default under: (A) any provision of its respective organizational documents; (B) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject; or (C) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or its subsidiaries or any of its properties, as applicable, except, in the case of subsection (B) and (C) only, to the extent it would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect;
(xxxiii)     There are no legal, governmental or regulatory investigations, actions, suits or proceedings pending, or to the knowledge of the Chief Executive Officer, Chief Financial Officer or the General Counsel of the Company, threatened against the Company or any of its subsidiaries, which (A) has, or may reasonably be expected in the future to have, a Material Adverse Effect, except as set forth or contemplated in the Registration Statement, any Preliminary Prospectus or the Prospectus or (B) is required to be described in the Registration Statement, any Preliminary Prospectus or the Prospectus and is not so described; and there are no contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required;
(xxxiv)    The Company is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds as described in the Prospectus, would not be required to be registered as an “investment company” as defined in the Investment Company Act of 1940, as amended;
(xxxv)     Neither the Company nor any of its Controlled Affiliates is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities;
(xxxvi)     The Company has not taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities;
(xxxvii)    At the time of filing of the Registration Statement, and any post-effective amendment thereto, at the earliest time thereafter that the Company or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Securities, the Company was not and is not an “ineligible issuer” as defined in Rule 405 under the Act;
(xxxviii)    At the time of filing the Registration Statement, at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or Section 15(d) of the Exchange Act or form of prospectus), at the time the

Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Act) made any offer relating to the Securities in reliance on the exemption of Rule 163 under the Act, and at the date hereof, the Company was and is a “well-known seasoned issuer” as defined in Rule 405 under the Act;
(xxxix)    (i) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or any member of its “Controlled Group” (defined as any entity, whether or not incorporated, that is under common control with the Company within the meaning of Section 4001(a)(14) of ERISA or any entity that would be regarded as a single employer with the Company under Section 414(b),(c),(m) or (o) of the Internal Revenue Code of 1986, as amended (the “Code”)), would have any liability (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan, excluding transactions effected pursuant to a statutory or administrative exemption; (iii) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no Plan has failed (whether or not waived), or is reasonably expected to fail, to satisfy the minimum funding standards (within the meaning of Section 302 of ERISA or Section 412 of the Code) applicable to such Plan; (iv) no Plan is, or is reasonably expected to be, in “at risk status” (within the meaning of Section 303(i) of ERISA) and no Plan that is a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA is in “endangered status” or “critical status” (within the meaning of Sections 304 and 305 of ERISA); (v) no “reportable event” (within the meaning of Section 4043(c) of ERISA and the regulations promulgated thereunder) has occurred or is reasonably expected to occur; (vi) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified, and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification; and (vii) neither the Company nor any member of the Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guarantee Corporation, in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA); except in each case with respect to the events or conditions set forth in (i) through (vii) hereof, as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect;
(xl)    The Company and each of its subsidiaries have filed all federal, state, local and foreign tax returns required to be filed by them through the date hereof or have requested extensions thereof and have paid all taxes required to be paid by them (except for cases in which the failure to file or pay would not reasonably be expected to have a Material Adverse Effect or except as currently being contested in good faith and for which reserves required by GAAP have been created in the financial statements of the Company); and, except as described in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, there is no tax deficiency that has been determined adversely to the Company or any of its subsidiaries or any of their respective properties or assets (nor does the Company nor any of its subsidiaries have any notice or knowledge of any tax deficiency which would reasonably be expected to be determined adversely to the Company or its subsidiaries or any of their respective properties or assets);

except, in each case, as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect;
(xli)    No forward-looking statement (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) included or incorporated by reference in any of the Registration Statement, the Pricing Disclosure Package or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith; and
(xlii)    Neither the issuance, sale and delivery of the Securities nor the application of the proceeds thereof by the Company as described in the Pricing Disclosure Package or the Prospectus will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.
(xliii)    Nothing has come to the attention of the Company that would cause it to believe that any of the representations and warranties (as qualified therein and taking into account the Equitable Disclosure Letter (as defined in the Merger Agreement), the reports of Equitable filed with the Commission or other publicly available information) of Equitable set forth in the Merger Agreement is not true and correct in all material respects as of the date hereof.
(b)    The Company acknowledges and agrees that the Representatives and the other Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Securities contemplated hereby (including in connection with determining the terms of the offering) and not as a fiduciary to, or an agent of, the Company or any other person. Additionally, neither the Representatives nor any other Underwriter is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and neither the Representatives nor any other Underwriter shall have any responsibility or liability to the Company with respect thereto. Any review by the Representatives and the other Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Representatives and the other Underwriters and shall not be on behalf of the Company.
2.Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, (a) the Company agrees to sell to each of the Underwriters, and (b) each of the Underwriters agrees, severally and not jointly, to purchase from the Company, the principal amount of Securities set forth opposite each such Underwriter’s name in Schedule I hereto, at the percentage purchase price set forth in Schedule I.
3.Upon the authorization by the Representatives of the release of the Securities, the several Underwriters shall offer such Securities for sale upon the terms and conditions set forth in the Prospectus.

4.The Company will deliver the Securities to the Representatives for the account of each Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company to the Representatives at least twenty-four hours in advance, by causing The Bank of New York Mellon, N.A., as registrar, to register the Securities in global book entry form in the name of Cede & Co., or such other nominee as The Depository Trust Company (“DTC”) may designate, and shall cause DTC to credit the Securities to the account of one or more of the Representatives at DTC designated by the Representatives upon at least forty-eight hours’ prior notice to the Company. The time and date of such delivery and payment shall be 9:30 a.m., New York City time, on August 20, 2026 or such other time and date as the Representatives and the Company may agree upon in writing. Such time and date are herein called the “Time of Delivery.”
The documents to be delivered at the Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross-receipt for the Securities, will be delivered at the offices of Cleary Gottlieb Steen & Hamilton LLP, One Liberty Plaza, New York, New York 10006, at such other place as the Representatives and the Company may agree, and the Securities will be credited to the account of the Representatives at DTC, all at such Time of Delivery. The final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto on the New York Business Day next preceding the Time of Delivery. For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.
5.(a)    The Company covenants and agrees with each of the Underwriters:
(i)    To prepare the Prospectus in a form approved by the Representatives and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second New York Business Day following the date hereof; to make no further amendment or supplement to the Registration Statement or the Prospectus prior to the Time of Delivery, without the prior written consent of the Representatives, which consent shall not be unreasonably withheld, conditioned or delayed; to prepare the Term Sheet, containing solely the description of the final terms of the Securities and the offering thereof, substantially in the form set forth in Annex A hereto; and subsequent to the date of the Prospectus and until the completion of the distribution of the Securities by the Underwriters, not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Act an Issuer Free Writing Prospectus (other than the Term Sheet) prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder between the signing of this Agreement and the Time of Delivery; between the signing of this Agreement and the Time of Delivery, to advise the Representatives promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective, when any amendment or supplement to the Prospectus has been filed or when any document to be incorporated by reference therein has been filed and to furnish the Representatives with copies thereof; to file promptly all other material required to be filed by the Company with the Commission pursuant to Rule 433(d)

under the Act; and during such same period to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus or any document to be incorporated by reference therein has been filed with, or transmitted for filing to, the Commission, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any prospectus relating to the Securities, of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or any document incorporated by reference therein or for additional information; and, in the event of the issuance of any such stop order or of any such order preventing or suspending the use of any such prospectus relating to the Securities or suspending any such qualification, to use its commercially reasonable efforts to obtain the prompt withdrawal of such order;
(ii)    From time to time to take such action as the Representatives may reasonably request to qualify the Securities for offering and sale under the securities laws of such jurisdictions as the Representatives may request and to comply with such applicable laws so as to permit the continuance of sales and dealings in such jurisdictions for as long as may be necessary to complete the distribution of the Securities; provided, however, that in connection therewith the Company shall not be required to qualify as a foreign corporation, do business in any jurisdiction where it is not now so qualified, or to file a general consent to service of process in any jurisdiction or subject itself to taxation in any such jurisdiction where it is not now so subject;
(iii)    From time to time, to furnish the Underwriters with physical and electronic copies of the Prospectus in New York City in such quantities as the Representatives may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issuance of the Prospectus in connection with the offering or sale of the Securities and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document included or incorporated by reference in the Prospectus in order to comply with the Act, to notify the Representatives upon the Representatives’ request to file such document under the Securities Act and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many physical and electronic copies as the Representatives may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Securities at any time nine months or more after the time of issue of the Prospectus, upon the request of the Representatives but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many physical and electronic copies as the Representatives may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;
(iv)    Except as provided hereunder, during the period beginning from the date hereof and continuing to and including one business day following the Time of Delivery for the Securities, not to offer, sell or contract to sell, pledge or otherwise dispose of any debt securities issued or guaranteed by the Company that have a tenor of more than one year after such Time of Delivery and that are pari passu with, and otherwise substantially similar to, the Securities, without the prior written consent of the Representatives;
(v)    To make generally available to its security holders as soon as practicable, but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c)), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);
(vi)    To assist the Underwriters in arranging for the Securities to be eligible for clearance and settlement through DTC; and
(vii)    The Company will use the proceeds from the sale of the Securities in the manner described in each of the Registration Statement, the Pricing Prospectus and the Prospectus under the caption “Use of Proceeds.”
6.(a)    Each Underwriter represents to the Company that it has not and will not use, authorize use of, refer to, or participate in the planning for use of, any written communication that constitutes an offer to sell or the solicitation of an offer to buy the Securities other than (i) any written communication that complies with Rule 134 under the Act, (ii) any Preliminary Prospectus, the Prospectus and any Issuer Free Writing Prospectus listed on Schedule II(a) hereto, (iii) any written communication prepared by such Underwriter and approved in writing by the Company in advance or (iv) Term Sheet relating to the Securities containing only customary information prepared by the Underwriters with the Company’s prior consent.
(b)    The Company represents to the Underwriters that it has not and will not use, authorize use of, refer to, or participate in the planning for use of, any written communication that constitutes an offer to sell or the solicitation of an offer to buy the Securities other than (i) any written communication permitted under subparagraph (a) above, (ii) a road show presentation prepared with the assistance of the Representatives (the “Road Show”), (iii) a press release or other announcement relating to the Securities that complies with Rule 134 or Rule 135 under the Act and that the Company issues after giving notice to the Representatives of its intent to issue a press release, or (iv) any written communication approved by the Representatives in advance in writing.
(c)    Any such free writing prospectus the use of which has been consented to by the Company and the Representatives, other than any Road Show, is listed on Schedule II(a) hereto.

(d)    The Company represents and agrees with each Underwriter that it has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission, where required, and legending.
(e)    The Company agrees that if at any time following the issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus, or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will, if the Underwriters are then required to deliver a prospectus under the Act in respect of sales of Securities (or, in lieu thereof, the notice referred to in Rule 173(a) under the Act), give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to information furnished in writing to the Company by any Underwriter directly or through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 9(b) hereof.
7.(a) The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the registration of the Securities under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters; (ii) the cost of printing, word-processing or reproducing this Agreement, any blue sky and legal investment memoranda and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iii) fees and expenses in connection with the qualification of the Securities for offering and sale under state securities laws as provided in Section 5(a)(ii) hereof, including the fees and disbursements of the Underwriters’ counsel in connection with such qualification and in connection with the blue sky and legal investment surveys, which fees and disbursements of the Underwriters’ counsel taken together with any fees and disbursements of such counsel pursuant to clause (iv) of this Section 7(a), shall not exceed $25,000; (iv) any filing fees incident to any required review and clearance by FINRA of the terms of the sale of the Securities and the reasonable fees and disbursements of the Underwriters’ counsel, taken together with any fees and disbursements of such counsel pursuant to clause (iii) of this Section 7(a) shall not exceed $25,000; (v) all costs and expenses related to the transfer and delivery of the Securities to the Underwriters, including any transfer or other taxes payable in connection with such delivery, and the cost and charges of any transfer agent or registrar; (vi) the travel expenses incurred by or on behalf of representatives of the Company relating to investor presentations on any Road Show undertaken in connection with the marketing of the offering of the Securities, and expenses associated with the preparation or dissemination of any electronic road show, it being understood that the Underwriters, collectively, shall bear one-half of the costs associated with any chartered aircraft; (vii) any fees charged by security rating services for rating the Securities; and (viii) all other costs and expenses incident to the performance of the Company’s obligations hereunder which are not otherwise specifically provided for in this Section 7, but the Company shall not in any event be liable to any of the Underwriters for damages on account of loss of anticipated profits from the sale by them of the Securities. It is understood that, except as provided in this Section 7, Section 9 and Section 12 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Securities by them and any advertising expenses connected with any offers they may make.
8.The obligations of the Underwriters hereunder, as to the Securities to be delivered at the Time of Delivery, shall be subject, to the condition that all representations and warranties and other statements of the Company herein shall be true and correct in all material respects, at the Time of Delivery, the condition that the Company shall have performed, in all material respects, all of its obligations hereunder theretofore to be performed and the following additional conditions:
(a)    No stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated by the Commission or, to the knowledge of the Chief Executive Officer or Chief Financial Officer of the Company, shall be threatened or contemplated by the Commission; each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Act (in the case of an Issuer Free Writing Prospectus to the extent required by Rule 433 under the Act); and all requests for additional information on the part of the Commission shall have been complied with to the reasonable satisfaction of the Representatives;
(b)    Cleary Gottlieb Steen & Hamilton LLP, counsel to the Underwriters, shall have furnished to the Representatives such opinion and letter, each dated the Time of Delivery, with respect to the Indenture, the validity of the Securities, the Registration Statement, the Pricing Disclosure Package, the Prospectus, and other related matters as the Representatives may reasonably request, and the Company shall have furnished to such counsel such documents as they reasonably request to enable them to pass upon such matters;
(c)    Debevoise & Plimpton LLP, counsel for the Company, shall have furnished to the Representatives their negative assurance letter and opinion, each dated the Time of Delivery, to the effect set forth in Schedule III(A) and Schedule III(B), respectively, hereto;
(d)    Polly N. Klane, the Executive Vice President and General Counsel of the Company, or other counsel satisfactory to the Representatives in their reasonable judgment, shall have furnished to the Representatives her opinion, dated the Time of Delivery, to the effect set forth in Schedule IV hereto;
(e)    On the date of the Prospectus and at the Time of Delivery, each of (i) the independent registered public accounting firm who have audited the financial statements of the Company and its subsidiaries included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus and (ii) the independent registered public accounting firm who have audited the financial statements of Equitable and its subsidiaries included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus, shall have furnished a letter to the Representatives with respect to the Company and Equitable, respectively, dated the dates of delivery thereof, in a form agreed to by the Company and the Representatives or Equitable and the Representatives, as applicable, on or prior to the date hereof, and with respect to each such letter dated the Time of Delivery, as to such other matters as the Representatives may reasonably request and each in form and substance satisfactory to the Representatives;
(f)    Since the respective dates as of which information is given or incorporated by reference in the Pricing Disclosure Package (excluding any amendment or supplement thereto) and prior to the Time of Delivery, there shall not have been any Material Adverse Change or any development involving a prospective Material Adverse Change which, in the judgment of the Representatives, is so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities, otherwise than as set forth or contemplated in the Pricing Disclosure Package or the Prospectus (excluding any amendment or supplement thereto);
(g)    The Company shall have furnished or caused to be furnished to the Representatives a certificate of the Chief Executive Officer, the Chief Financial Officer, the President, any Executive Vice President or Senior Vice President or any Vice President and a principal financial or accounting officer of the Company, dated the Time of Delivery, in which such officer, to the best of their knowledge after reasonable investigation, shall state that (i) the representations and warranties of the Company in this Agreement are true and correct, in all material respects, as of the Time of Delivery, (ii) the Company has complied with all of its obligations under this Agreement to be performed or satisfied, in all material respects, at or prior to the Time of Delivery and (iii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are threatened by the Commission, and (iv) since the respective dates as of which information is given or incorporated by reference in the Pricing Disclosure Package, (A) there has not been any Material Adverse Change or any development involving a prospective Material Adverse Change, otherwise than as set forth or contemplated in the Pricing Disclosure Package or the Prospectus as amended or supplemented in accordance with Section 5(a)(i) hereof and (B) none of the events set forth in subsection (vi) of Section 8(i) below has occurred;
(h)    On the date hereof and on the Time of Delivery, the Company shall have furnished to the Representatives a certificate, dated the respective date of delivery thereof and addressed to the Underwriters, of its Chief Financial Officer with respect to certain financial data of the Company contained or incorporated by reference in the Pricing Disclosure Package and the Prospectus, providing management comfort with respect to such information, in form and substance reasonably satisfactory to the Representatives;
(i)    On or after the date hereof, there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange if the effect of any such event, in the judgment of the Representatives (following consultation with the Company), is to make it impracticable or inadvisable to proceed with the purchase by the Underwriters of the Securities from the Company; (ii) any suspension of trading imposed by a regulatory agency or similar body, including any United States exchange, on any securities of the Company on any United States exchange; (iii) a material disruption in securities settlement, payment or clearance services in The City of New York shall have occurred; (iv) a general moratorium on commercial banking activities in New York declared by either Federal or New York State authorities; (v) (A) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war, other than any such outbreak, escalation or declaration that does not represent a significant departure from the conditions that exist at the date hereof, or (B) any other calamity or crisis if the effect of any such event set forth in this subsection (v) in the judgment of the Representatives (following consultation with the Company) is to make it impracticable or inadvisable to proceed with the offering or the delivery of the Securities on the terms and in the manner contemplated by the Pricing Disclosure Package or the Prospectus as amended or supplemented in accordance with Section 5(a)(i) hereof; or (vi) any downgrading, or any written notice of any intended downgrading or of any possible change that does not indicate the direction of the possible change, in each case in the rating accorded the Company’s senior debt securities by Moody’s Investors Service, a subsidiary of Moody’s Corporation, or Standard & Poor’s Financial Services LLC if the effect of such event in the judgment of the Representatives (following consultation with the Company) is to make it impracticable or inadvisable to proceed with the offering or the delivery of the Securities on the terms and in the manner contemplated by the Pricing Disclosure Package or the Prospectus as amended or supplemented in accordance with Section 5(a)(i) hereof;
(j)    The representations and warranties of the Company contained herein shall be true and correct on the date hereof and on and as of the Time of Delivery and the statements of the Company and its officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Time of Delivery;
(k)    No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Time of Delivery prevent the issuance or sale of the Securities; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Time of Delivery prevent the issuance or sale of the Securities;
(l)    The Representatives shall have received on and as of the Time of Delivery satisfactory evidence of the good standing of the Company and its Significant Subsidiaries in their respective jurisdictions of organization and their good standing in such other jurisdictions as the Representatives may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions;
(m)    The Indenture shall have been duly executed and delivered by a duly authorized officer of the Company and the Trustee and the Securities shall have been duly executed and delivered by a duly authorized officer of the Company and duly authenticated by the Trustee;

(n)    The Securities shall be eligible for clearance and settlement through DTC; and
(o)    On or prior to the Time of Delivery, the Company shall have furnished to the Representatives such further certificates and documents as the Representatives may reasonably request.
9.(a)    The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained or incorporated by reference in the Registration Statement or the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained or incorporated by reference in any Preliminary Prospectus, the Pricing Prospectus, the Prospectus, the Pricing Disclosure Package (or any amendment or supplement thereto), any Road Show or any Issuer Free Writing Prospectus (in the case of any Issuer Free Writing Prospectus, taken together with the Pricing Disclosure Package), or any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and will reimburse such Underwriter for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company will not be liable to any Underwriter in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus, the Prospectus, the Pricing Disclosure Package (or any amendment or supplement thereto), any Road Show or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by such Underwriter directly or through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 9(b) hereof.
(b)    Each Underwriter will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of any material fact contained or incorporated by reference in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus, the Prospectus, the Pricing Disclosure Package or any amendment or supplement thereto, any Issuer Free Writing Prospectus (taken together with the Pricing Disclosure Package) or any Road Show, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of the Preliminary Prospectus, the Pricing Prospectus, the Prospectus, the Pricing Disclosure Package or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in the light of the circumstances under which they were made), in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made or incorporated by reference in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus, the Prospectus, the Pricing Disclosure Package or any amendment or supplement thereto, any Road Show or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by such Underwriter directly or through the Representatives expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred. For purposes of this Agreement, the only information so furnished shall be the marketing names of the Underwriters at the bottom of the front and back cover of each of the Preliminary Prospectus, the Pricing Prospectus and the Prospectus, the statements in the twelfth and fourteenth paragraphs of the “Underwriting” section of each of the Preliminary Prospectus, the Pricing Prospectus and the Prospectus discussing penalty bids and stabilization and syndicate covering transactions.
(c)    Promptly after receipt by an indemnified party under subsection (a) or (b) of this Section 9 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection except to the extent that it has been prejudiced by such failure. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. To the extent that an indemnifying party does not assume the defense of any such action, it is understood that the indemnifying party or parties shall not, in connection with any one action or proceeding or separate but substantially similar actions or proceedings arising out of the same general allegations, be liable for the fees and expenses of more than one separate firm of attorneys at any time for all indemnified parties (except to the extent that one firm of local counsel for any jurisdiction, in addition to any regular counsel, is required to effectively defend against any such action or proceedings); provided that the fees and expenses of such separate firm of attorneys and any legal counsel shall be reasonably incurred. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff that is not subject to further appeal, the indemnifying party agrees to indemnify each indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnification could have been sought hereunder by such indemnified party, unless such settlement (x) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any indemnified party.
(d)    If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits for the Company on the one hand and the Underwriters of the Securities on the other from the offering of the Securities to which such loss, claim, damage or liability (or action in respect thereof) relates. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters of the Securities on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits for the Company on the one hand and such Underwriters of the Securities on the other shall be deemed to be in the same proportion as the total net proceeds from such offering (before deducting expenses) from the sale of all Securities to be sold pursuant to this Agreement bear to the total underwriting discounts and commissions received by such Underwriters in respect thereof. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading relates to information supplied by the Company on the one hand or by such Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of the Underwriters of the Securities in this subsection (d) to contribute are several in proportion to their respective underwriting obligations with respect to such Securities and not joint.
(e)    The obligations of the Company under this Section 9 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act and the affiliates, employees, directors and officers of any Underwriter; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each affiliate, employee, officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Act.
10.(a)    If any Underwriter shall default in its obligation to purchase the Securities which it has agreed to purchase under this Agreement at the Time of Delivery, the Representatives may in their discretion arrange for itself or another party or other parties to purchase such Securities on the terms contained herein. If within thirty-six hours after such default by any Underwriter, the Representatives do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to the Representatives to purchase such Securities on such terms. In the event that, within the prescribed period, the Representatives notify the Company that the Representatives have so arranged for the purchase of such Securities, or the Company notifies the Representatives that they have so arranged for the purchase of such Securities, the Representatives or the Company, as the case may be, shall have the right to postpone the Time of Delivery for such Securities for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in the opinion of the Representatives may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section 10 with like effect as if such person had originally been a party to this Agreement with respect to such Securities.
(b)    If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided in subsection 10(a) above, the aggregate principal amount of such Securities which remains unpurchased does not exceed one-tenth of the aggregate principal amount of all the Securities to be purchased at such Time of Delivery, then the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Securities which such Underwriter agreed to purchase under this Agreement at such Time of Delivery relating to such Securities and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the principal amount of Securities which such Underwriter agreed to purchase under this Agreement) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c)    If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided in subsection (a) above, the aggregate principal amount of Securities which remains unpurchased exceeds one-tenth of the aggregate principal amount of the Securities, as referred to in subsection (b) above, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Securities of a defaulting Underwriter or Underwriters, then this Agreement relating to such Securities shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.
11.The respective indemnities, agreements, representations, warranties, rights of contribution and other statements of the Company and the Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any termination of this Agreement or any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter, the Company, any controlling person of any Underwriter, the Company, or any officer or director of the Company and shall survive delivery of and payment for the Securities.
12.If the sale of the Securities provided for herein is not consummated, or if this Agreement is terminated by the Underwriters, because any condition to the obligations of the Underwriters set forth in Section 8 hereof is not satisfied (other than any termination pursuant to subsection (i), (iii), (iv) or (v) of Section 8(k) hereof), or because of any refusal, inability or failure of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters under Section 10 hereof, the Company will reimburse the Underwriters severally through the Representatives on demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been reasonably incurred by them in connection with the proposed purchase and sale of the Securities not delivered, but the Company shall then be under no further liability to any Underwriter except as provided in Section 7 and Section 9 hereof.
13.In all dealings hereunder, the Representatives of the Underwriters of the Securities shall act on behalf of each of such Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by the Representatives.
14.All statements, requests, notices and advices hereunder shall be in writing, or by telephone if promptly confirmed in writing, and if to an Underwriter, shall be sufficient in all respects when delivered or sent by electronic mail, facsimile transmission or registered mail to the Representatives at the notice address set forth in Schedule I, if to the Company shall be sufficient in all respects when delivered or sent by electronic mail or registered mail to Corebridge Financial, Inc., Attention: Executive Vice President and General Counsel, Address: 479 Main Avenue, Norwalk, CT, 06851, Email: polly.klane@corebridgefinancial.com,

chris.filiaggi@corebridge.com, jeannette.pina@corebridgefinancial.com, evan.preponis@corebridgefinancial.com and brian.moon@corebridgefinancial.com.
15.This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and, to the extent provided in Section 9 and Section 11 hereof, the officers and directors of the Company and each person who controls the Company or any Underwriter, and their respective heirs, executors, administrators, personal representatives, successors and assigns; and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Securities from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.
16.In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.
17.Recognition of the U.S. Special Resolution Regimes.
(a)    In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.
(b)    In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter that becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.
For the purposes of this Section 17:
“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).
“Covered Entity” means any of the following:
(i)     a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);
(ii)     a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)     a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.
18.This Agreement supersedes all prior agreements and understandings (whether written or oral) among all of the Company and the Underwriters with respect to the subject matter hereof.
19.(a)    This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York notwithstanding conflict of laws provisions that would require the application of the laws of any other jurisdiction.
(b)    Each of the parties hereby submits to the exclusive jurisdiction of the U.S. federal and New York state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. Each of the parties waives any objection which it may now or hereafter have to the laying of venue of any such suit or proceeding in such courts. Each of the parties agrees that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon each of the parties, as applicable, and may be enforced in any court to the jurisdiction of which each of the parties, as applicable, is subject by a suit upon such judgment.
20.Time shall be of the essence in this Agreement.
21.This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which when so executed shall be deemed to be an original, but all of such counterparts shall together constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

If the foregoing is in accordance with your understanding, please sign and return to us nine counterparts hereof, whereupon this letter and the acceptance by each of you thereof shall constitute a binding agreement among the Company and the Underwriters.

Very truly yours,

COREBRIDGE FINANCIAL, INC.

By	/s/ Christopher Filiaggi
Name: Christopher Filiaggi Title: Interim Chief Financial Officer and Chief Accounting Officer
[Signature Page to Underwriting Agreement]

Accepted: As of the date first written above

BofA Securities, Inc.

For itself and on behalf of the several Underwriters listed in Schedule I hereto:

By	/s/ Randolph B. Randolph
Name: Randolph B. Randolph Title: Managing Director
[Signature Page to Underwriting Agreement]

Accepted: As of the date first written above

BNP Paribas Securities Corp.

For itself and on behalf of the several Underwriters listed in Schedule I hereto:

By	/s/ Amanda Asali
Name: Amanda Asali Title: Managing Director
[Signature Page to Underwriting Agreement]

Accepted: As of the date first written above

Citigroup Global Markets Inc.

For itself and on behalf of the several Underwriters listed in Schedule I hereto:

By	/s/ Adam D. Bordner
Name: Adam D. Bordner Title: Managing Director
[Signature Page to Underwriting Agreement]

Accepted: As of the date first written above

J.P. Morgan Securities LLC

For itself and on behalf of the several Underwriters listed in Schedule I hereto:

By	/s/ Som Bhattacharyya
Name: Som Bhattacharyya Title: Executive Director
[Signature Page to Underwriting Agreement]

Accepted: As of the date first written above

RBC Capital Markets, LLC

For itself and on behalf of the several Underwriters listed in Schedule I hereto:

By	/s/ Jay Anderson
Name: Jay Anderson Title: Managing Director and Head of US FIG DCM
[Signature Page to Underwriting Agreement]

Accepted: As of the date first written above

Wells Fargo Securities, LLC

For itself and on behalf of the several Underwriters listed in Schedule I hereto:

By	/s/ Carolyn Hurley
Name: Carolyn Hurley Title: Managing Director
[Signature Page to Underwriting Agreement]

SCHEDULE I

Underwriter	Principal Amount of Securities
BofA Securities, Inc.	$93,750,000
BNP Paribas Securities Corp.	$93,750,000
Citigroup Global Markets Inc.	$93,750,000
J.P. Morgan Securities LLC	$93,750,000
RBC Capital Markets, LLC	$93,750,000
Wells Fargo Securities, LLC	$93,750,000
PNC Capital Markets LLC	$63,750,000
U.S. Bancorp Investments, Inc.	$63,750,000
Barclays Capital Inc.	$15,000,000
KeyBanc Capital Markets Inc.	$15,000,000
SMBC Nikko Securities America, Inc.	$15,000,000
Truist Securities, Inc.	$15,000,000
Total	$750,000,000
Percentage Purchase Price:	99.356%
I-1

Notice Address of the Representatives:

BofA Securities, Inc.
One Bryant Park
New York, New York 10036
Email: dg.capital_markets_legal@bofa.com
Attention: Capital Markets Legal

BNP Paribas Securities Corp.
787 Seventh Avenue
New York, New York 10019

Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013

J.P. Morgan Securities LLC
270 Park Avenue
New York, New York 10017

RBC Capital Markets, LLC
Brookfield Place
200 Vesey Street, 8th Floor
New York, New York 10281

Wells Fargo Securities, LLC
550 South Tryon Street, 5th Floor
Charlotte, North Carolina 28202
Attention: Transaction Management
Email: tmgcapitalmarkets@wellsfargo.com
I-2

SCHEDULE II
(a)Issuer Free Writing Prospectuses: Term Sheet, substantially in the form attached as Annex A to Schedule II, as filed with the Commission pursuant to Rule 433, and dated August 17, 2026.
(b)Information other than the Pricing Prospectus and the Term Sheet that comprises the Pricing Disclosure Package:
óNone.
II-1

Annex A
Form of Term Sheet
Pricing Term Sheet
Final Term Sheet dated August 17, 2026
Corebridge Financial, Inc.
$750,000,000 5.900% Senior Notes due 2036
The following information relates to Corebridge Financial, Inc.’s offering of its 5.900% Senior Notes due 2036 and should be read together with the preliminary prospectus supplement dated August 17, 2026 (the “Preliminary Prospectus Supplement”) and the accompanying prospectus dated December 5, 2023, including the documents incorporated by reference therein. This information supersedes the information in the Preliminary Prospectus Supplement and the accompanying prospectus to the extent it is inconsistent with the information in the Preliminary Prospectus Supplement and the accompanying prospectus.

Issuer:	Corebridge Financial, Inc.
Offering Format:	SEC Registered
Security Title:	5.900% Senior Notes due 2036 (the “Notes”)
Expected Ratings (Moody’s/S&P/Fitch)*:	Baa2 (Stable) / BBB+ (Negative Watch) / BBB+ (Positive)
Ranking:	Senior Unsecured
Trade Date:	August 17, 2026
Settlement Date**:	August 20, 2026 (T+3)
Maturity Date:	August 20, 2036
Aggregate Principal Amount:	$750,000,000
Price to Public:	99.806% of principal amount of the Notes, plus accrued interest, if any, from August 20, 2026 to the date of delivery
Underwriting Discount:	0.450%
Annex A-1

Net Proceeds To Issuer Before Expenses:	$745,170,000
Spread to Benchmark Treasury:	T + 120 bps
Benchmark Treasury:	UST 4.625% due August 15, 2036
Benchmark Treasury Price and Yield:	99-06+ / 4.726%
Coupon:	5.900%
Yield to Maturity:	5.926%
Interest Payment Dates:	Semi-annually in arrears on February 20 and August 20 of each year, commencing February 20, 2027
Day Count Convention:	30/360
Denominations:	$2,000 and integral multiples of $1,000 in excess thereof
Optional Redemption:	Callable at any time prior to May 20, 2036, at a make-whole call of Treasury Rate plus 20 basis points, plus accrued and unpaid interest to the redemption date; par call on or after May 20, 2036
CUSIP:	21871X AV1
ISIN:	US21871XAV10
Joint Book-Running Managers:
BofA Securities, Inc.
BNP Paribas Securities Corp.
Citigroup Global Markets Inc.
J.P. Morgan Securities LLC
RBC Capital Markets, LLC
Wells Fargo Securities, LLC
PNC Capital Markets LLC
U.S. Bancorp Investments, Inc.

Co-Managers:	Barclays Capital Inc. KeyBanc Capital Markets Inc. SMBC Nikko Securities America, Inc. Truist Securities, Inc.
Annex A-2

*****
*A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.
** Corebridge Financial, Inc. expects to deliver the Notes against payment for the Notes on or about August 20, 2026, which will be the third business day following the date of this pricing term sheet (this settlement cycle being referred to as “T+3”). Pursuant to Rule 15c6-1 under the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in one business day, unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes more than one business day prior to their date of delivery will be required to specify an alternative settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own advisor.
The Issuer has filed a registration statement and related Preliminary Prospectus Supplement and accompanying prospectus with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the Preliminary Prospectus Supplement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may obtain these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the Preliminary Prospectus Supplement and accompanying prospectus if you request it by calling BofA Securities, Inc. toll-free at 1-800-294-1322, BNP Paribas Securities Corp. toll-free at (800) 854-5674, Citigroup Global Markets Inc. toll-free at (800) 831-9146, J.P. Morgan Securities LLC collect at (212) 834-4533, RBC Capital Markets, LLC toll-free at (866) 375-6829, or Wells Fargo Securities, LLC toll-free at (800) 645-3751.
No PRIIPs or UK PRIIPs KID – no PRIIPs or UK PRIIPs key information document (KID) has been prepared as not available to retail in EEA or UK.
Any legends, disclaimers or other notices that may appear below are not applicable to this communication and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of this communication having been sent via Bloomberg or another e-mail system.
Annex A-3

SCHEDULE III(A)
[Intentionally omitted.]
III(A)-4

SCHEDULE III(B)
[Intentionally omitted.]
III(B)- 1

SCHEDULE IV
[Intentionally omitted.]
IV-2